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                                                                    EXHIBIT 10.3


                               SERVICES AGREEMENT

THIS SERVICES AGREEMENT ("Services Agreement") entered into as of _________________, 1998 ("Effective Date") by and between PEOPLESOFT, INC. ("PEOPLESOFT") a Delaware corporation with a place of business 4460 Hacienda Drive, Pleasanton, California 94588 and MOMENTUM BUSINESS APPLICATIONS, INC.("MOMENTUM"), a Delaware corporation with a principal place of business at 1301 Harbor Bay Blvd., Alameda, California 94502. (collectively referred to as the "Parties").

WHEREAS, Momentum desires to obtain certain employee benefits, facilities, network services and administrative services from PeopleSoft and PeopleSoft is willing to furnish or make such services available to Momentum; and

WHEREAS, in order to formalize the relationship between Momentum and PeopleSoft, whereby PeopleSoft provides services of the type referred to above, Momentum and PeopleSoft desire to enter into this Services Agreement.

NOW, THEREFORE, in consideration of the above and the mutual promises contained herein, the Parties agree as follows:

1.      DEFINITIONS

1.1 "Administrative Services" shall mean general administrative services including corporate management, human resources, finance, treasury, MIS, and legal services.

1.2 "Facilities Services" shall mean general services relating to the provision of facilities including office space, utilities, telephone, postage and delivery expenses, leasehold improvements, and facility administration.

1.3 "Network Services" means general services relating data processing including computers, servers, third party software, hardware and software maintenance, computer supplies and network operations staff.

2. SERVICES. PeopleSoft will provide to Momentum those particular employee benefits, facilities services, network services and administrative services (the "Services"), as described in and in consideration of the respective charges set forth in the Section entitled "Charges". In the event PeopleSoft does not exercise its Purchase Option as set forth in Momentum's Articles of Incorporation , Momentum shall have the right thereafter to decline any or all of the Services and PeopleSoft shall no longer have an obligation to continue to provide the Services. PeopleSoft cannot unilaterally terminate its obligation to provide Services to Momentum.

3. TERM. This Services Agreement shall continue in force until 31 December 2002, and thereafter shall be renewed automatically for successive one-year terms during the term of the Development and License Agreement executed by the Parties on the Effective Date (the "Development Agreement") unless terminated sooner by mutual written consent of the Parties or pursuant to Section 2 above or upon sixty (60) days written notice from Momentum to PeopleSoft.

4.      CHARGES.

        a. Direct Costs. Momentum shall be responsible for payment of all direct costs of its operations and the Services related thereto ("Direct Costs"). Direct Costs shall include, but not be limited to, costs associated with the following: (i) employee salaries and benefits, (ii) professional services, including costs associated with and to the extent consulting services are actually provided by a PeopleSoft employee (excluding management) to Momentum,
(iii) office supplies, (iv) costs of acquisition of capital assets acquired by Momentum, (v) bad debts, (vi) insurance, (vii) taxes, and (viii) regulatory fees for Momentum.

        b. Employee Benefits. PeopleSoft shall use all reasonable efforts to provide Employee Benefits to Momentum employees that are substantially equivalent to those provided to PeopleSoft employees. In the event that full



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and complete participation by Momentum employees in the PeopleSoft employee benefits program(s) is either not possible or not commercially feasible, PeopleSoft shall use all reasonable efforts to provide Employee Benefits to Momentum employees which are substantially equivalent to those provided to PeopleSoft employees pursuant to such PeopleSoft employee benefits program(s). For purposes of this Services Agreement, "Employee Benefits" shall consist solely of (i) an employee health care program which provides medical, dental, vision, and long term disability coverage and (ii) a non-employer-matching 401(k) plan or similar retirement plan.

Momentum shall be responsible for payment of all direct costs of such Employee Benefits. In the event of joint participation of Momentum employees in any PeopleSoft benefit plans, Momentum shall be responsible for payment of its pro-rata share of any costs related thereto.

        c. Costs of Shared Services. In exchange for the provision of the Administrative Services, Facilities Services and Network Services, Momentum will pay PeopleSoft $______________ per quarter.

5. PERFORMANCE OF SERVICES. PeopleSoft shall perform the Services with substantially the same degree of care, skill and prudence customarily exercised with respect to its own employees; provided, however, that PeopleSoft shall have sole discretion in determining the precise scope and timing of the Services, and the manner of performance thereof.

6. LIMITATION OF LIABILITY. In furnishing Momentum with the Services as herein provided, PeopleSoft shall have the duty to act, and to cause its employees and agents to act, in a reasonably prudent manner, but neither PeopleSoft nor any of its officers, directors or agents shall be liable to Momentum or its creditors or shareholders for errors of judgment or for anything except willful misfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Services Agreement. Neither party will be responsible for general, special, indirect, incidental or consequential damages that the other party or any third party may incur or experience on account of entering into or relying on this Services Agreement.

7. ASSIGNMENT. Neither party shall assign or transfer any of its rights or obligations under this Services Agreement without the prior written consent of the other.

8. OTHER ACTIVITIES OF PEOPLESOFT. Momentum recognizes that PeopleSoft now renders and may continue to render management and other services to other companies that may or may not have policies and conduct activities similar to those of Momentum. PeopleSoft shall be free to render such advice and other services, and Momentum hereby consents thereto. PeopleSoft shall not be required to devote full time and attention to the performance of its duties under this Services Agreement, but shall devote only so much of its time and attention as it prudently deems reasonable or necessary for such purposes.

9. NOTICES. All notices, requests, demands and other communications provided for by this Services Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time of hand-delivery or when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the Parties stated first above or to such changed address as such party may have fixed by written notice.

10. GOVERNING LAW. This Services Agreement shall be governed by the laws of the State of California, excluding conflicts of law principles.

11. ARBITRATION. Any actions brought to enforce any of the provisions of this Services Agreement shall be fully and finally resolved by binding arbitration conducted by a mutually acceptable independent third party.

12. GENERAL. This Services Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the Parties relating to the subject matter of this Services Agreement.



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This Services Agreement may not be amended or otherwise modified except in writing duly executed by both Parties. A waiver by any party of any breach or violation of this Services Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof. This Services Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Services Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Services Agreement shall be and hereby are redrafted to conform with applicable laws while leaving the remaining portions of this Services Agreement intact. No party shall be deemed to have breached this Services Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Services Agreement if prevented from doing so by acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Services Agreement. Subject to the provisions of Section 8 of this Services Agreement, this Services Agreement is solely for the benefit of the Parties and their respective successors and assigns. Nothing herein shall be deemed to provide any rights to any other entity or individual. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Services Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Services Agreement as of the date first above written.


MOMENTUM BUSINESS APPLICATIONS, INC.        PEOPLESOFT, INC.



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Authorized Signature                        Authorized signature


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Printed name and signature                  Printed name and signature




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